Exhibit 10.2

Execution Version

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (“Agreement”) is made as of the 7th day of February 2006 by and among Rainmaker Systems, Inc., a Delaware corporation (the “Company”), and the purchasers set forth on the signature pages affixed hereto (each an “Investor” and collectively the “Investors”).

Recitals

A. The Company and the Investors are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D (“Regulation D”), as promulgated by the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended; and

B. The Investors wish to purchase from the Company, and the Company wishes to sell and issue to the Investors, upon the terms and conditions stated in this Agreement, (i) an aggregate of 333,333 shares of the Company’s Common Stock, and (ii) warrants to purchase an aggregate of 133,333 shares of Common Stock in the form attached hereto as Exhibit A.

In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Definitions. In addition to those terms defined above and elsewhere in this Agreement, for the purposes of this Agreement, the following terms shall have the meanings set forth below:

“Action” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, such Person.

“Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

“Closing” has the meaning set forth in Section 3(b).

“Closing Date” has the meaning set forth in Section 3(a).

“Common Stock” means the common stock, par value $0.001 per share, of the Company, and any securities into which the Common Stock may be reclassified.

“Contemporaneous Offering” has the meaning set forth in Section 6.1(i).

“Material Adverse Effect” means a material adverse effect on (i) the assets, liabilities, results of operations, financial condition or business of the Company and its Subsidiaries taken as a whole, or (ii) the ability of the Company to perform its obligations under the Transaction Documents.

“Memorandum” means the Company’s Confidential Private Placement Memorandum dated January 6, 2006, together with all exhibits thereto and documents incorporated therein.

“Nasdaq” means The Nasdaq Capital Market.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Placement Agent” means America’s Growth Capital, LLC.

“Purchase Price” means $999,999, calculated based on the Investors purchasing 333,333 Shares at a price of $3.00 per Share.

“Registration Statement” has the meaning ascribed to such term in Section 7.1.

“SEC Reports” has the meaning set forth in Section 4.6.

“Securities” means the Shares, the Warrants and the Warrant Shares.

“Share Purchase Price” means $3.00.

“Shares” means the 333,333 shares of Common Stock being purchased by the Investors hereunder.

“Short Sales” means “short sales” as defined in Rule 200 under Regulation SHO and all types of direct and indirect stock pledges or similar arrangements having the effect of hedging the securities or investments made hereunder.

“Subsidiary” means, as to any party, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by such party.

“Transaction Documents” means this Agreement and the Warrants.

“Warrants” means the warrants issued to the Investors hereunder to purchase 1,333,333 shares of Common Stock, in the form attached hereto as Exhibit A.

“Warrant Shares” means the shares of Common Stock issuable upon the exercise of the Warrants.

“1933 Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“1934 Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

2. Purchase and Sale of the Shares and Warrants. Upon the terms and subject to the conditions of this Agreement each Investor shall severally, and not jointly, purchase, and the Company shall sell and issue to such Investor, the Shares and Warrants in the applicable amounts set forth below such Investor’s name on the signature pages attached hereto in exchange for such Investor’s applicable share of the Purchase Price set forth below such Investor’s name on the signature pages hereof.

3. Closing.

(a) The closing of the purchase and sale of the Shares and Warrants shall take place at the office of White & Case LLP, San Francisco, California, or such other location as the parties may agree, on the date hereof at such time as shall be agreed upon by the Company and the Investors (the “Closing Date”).

(b) On the Closing Date, the Company shall cause to be delivered to each Investor a certificate(s) and warrant(s), registered in such name or names as each Investor may designate, representing the Shares and Warrants being purchased by such Investor on such Closing Date against payment by wire transfer in same day funds sent to the account of the Company as instructed in writing by the Company in an amount representing such Investor’s applicable portion of the Purchase Price as set forth on the signature pages to this Agreement (the “Closing”).

4. Representations and Warranties of the Company. The Company hereby represents and warrants to the Investors that, except as set forth in the schedules delivered herewith (collectively, the “Disclosure Schedules”):

4.1 Subsidiaries. The Company has no direct or indirect subsidiaries other than as specified in Schedule 4.1. Except as disclosed in Schedule 4.1, the Company owns, directly or indirectly, all of the capital stock of each Subsidiary free and clear of any and all liens, and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights.

4.2 Organization and Qualification. The Company and each Subsidiary are duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. The Company and each Subsidiary are duly qualified to conduct its respective businesses and are in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

4.3 Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company or its stockholders in connection therewith. The Transaction Documents have been duly executed and delivered by the Company and constitute valid and binding obligations of the Company enforceable against it in accordance with its respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies (the “Enforceability Exceptions”). The Shares and Warrants to be issued on the Closing Date have been duly authorized by all necessary corporate action and such Shares, when issued, will be validly issued and outstanding, fully paid and nonassessable, and upon the Closing Date each Investor purchasing Shares on the Closing Date, as the new record owner of such Shares, shall be entitled to all rights accorded to a holder of the Company’s Common Stock. Upon the due exercise of the Warrants issued hereunder, the Warrant Shares will be validly issued and outstanding, fully paid and nonassessable. The Company has reserved a sufficient number of shares of Common Stock for issuance upon the exercise of the Warrants, free and clear of all encumbrances and restrictions, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws and except for those created by the Investors.

4.4 No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby (including the sale of the Shares and Warrants hereunder) do not and will not (i) conflict with or violate any provision of the Company’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority, or the bylaws and rules of Nasdaq to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected; except in the case of each of clauses (ii) and (iii), such as would not have or reasonably be expected to result in a Material Adverse Effect.

4.5 No Consents. No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required in connection with the consummation by the Company of the transactions on its part contemplated by the Transaction Documents, except (i) the filing with the Commission of one or more Registration Statements in accordance with the requirements of Section 7.1, (ii) the filing of an Additional Listing Application with Nasdaq and (iii) those that have been made or obtained prior to the date of this Agreement.

4.6 SEC Reports and Memorandum. The Company has filed all reports required to be filed by it under the 1934 Act, including pursuant to Section 13(a) or 15(d) thereof, or the rules and regulations thereunder, for the two years preceding the date hereof (the foregoing materials and any materials incorporated therein by reference being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing or waiver thereof and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the 1933 Act and the 1934 Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date hereof, the Memorandum did not contain any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.7 Financial Statements. The financial statements filed with the Commission as a part of the SEC Reports present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified therein, subject, in the case of interim financial statements, to the normal year-end adjustments which are not expected to be material in amount. Such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States and in effect as of the date of the applicable financial statements and supporting schedules, as applicable, applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto, and comply in all material respects with the 1933 Act, the 1934 Act and the applicable rules and regulations of the Commission thereunder. Except as set forth in such financial statements or in Schedule 4.7, neither the Company nor any of its Subsidiaries has incurred any liabilities, contingent or otherwise, except those incurred in the ordinary course of business consistent with past practice, none of which ordinary course liabilities, individually or in the aggregate, are reasonably expected to have a material adverse effect on the Company.

4.8 Use of Proceeds. The Company intends to use the net proceeds from the sale of the Securities as described in the Memorandum.

4.9 Listing. The Common Stock is listed on Nasdaq. Except as specified in the SEC Reports, the Company has not, in the two years preceding the date hereof, received notice from Nasdaq to the effect that the Company is not in compliance with the listing or maintenance requirements thereof. Except as disclosed in the SEC Reports, the Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with the listing and maintenance requirements for continued listing of the Common Stock on Nasdaq.

4.10 Investment Company. The Company is not, and is not an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

4.11 Form S-3 Eligibility. The Company is eligible to register the resale of the Registrable Securities (as defined in Section 7.1) acquired by the Investors under Form S-3 promulgated under the 1933 Act.

4.12 Compliance. Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. The Company is in compliance with the applicable requirements of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations thereunder, except where such noncompliance could not have or reasonably be expected to result in a Material Adverse Effect.

4.13 Capitalization. The number of shares and type of all authorized, issued and outstanding capital stock of the Company, and all shares of Common Stock reserved for issuance under the Company’s various option and incentive plans, is specified in the SEC Reports and on Schedule 4.13. All of the issued and outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and non-assessable and free of preemptive and similar rights and were issued in compliance with all applicable federal and state securities laws and any rights of third parties. Except as specified in the SEC Reports and on Schedule 4.13, no securities of the Company are entitled to preemptive or similar rights, and no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as specified in the SEC Reports and on Schedule 4.13, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of capital stock of the Company, or contracts by which the Company or any Subsidiary is or may become bound to issue additional shares of capital stock of the Company, or securities or rights convertible or exchangeable into shares of capital stock of the Company. The issue and sale of the Securities will not, immediately or with the passage of time, obligate the Company to issue shares of capital stock of the Company or other securities to any Person (other than the Investors under the Transaction Documents) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities.

4.14 Lock-Ups. Commencing upon the Company’s entry into this Agreement and ending after the close of trading on Nasdaq on the date which is the later of (i) the effective date of the Registration Statement (as defined below) or (ii) the ninetieth day following the Closing Date (the “Lock-Up Period”), the Company will not, without the prior written consent of the Investors, sell, contract to sell or otherwise dispose of or issue any securities of the Company, except pursuant to previously issued options, any agreements providing for anti-dilution or other stock purchase or share issuance rights in existence on the date hereof, any employee benefit or similar plan of the Company in existence on the date hereof or duly adopted hereafter, or any technology license agreement, strategic alliance or joint venture in existence on the date hereof or which the Company may enter into hereafter; provided, however, in no event shall the Lock-Up Period extend beyond 180 days of the Closing.

4.15 Market Stabilization. The Company, and, to its knowledge, its Affiliates, have not taken, nor will it take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Stock or any security of the Company to facilitate the sale or resale of any of the Securities.

4.16 Taxes. The Company and each of its Subsidiaries have filed all material Federal, state, local and foreign tax returns which are required to be filed through the date hereof, which returns are true and correct in all material respects or has received timely extensions thereof, and has paid all taxes shown on such returns and all assessments received by it to the extent that the same are material and have become due. There are no tax audits or investigations pending, which if adversely determined would result in a Material Adverse Effect to the Company and its Subsidiaries taken as a whole; nor are there any material additional tax assessments against the Company or any of its Subsidiaries.

4.17 Press Releases. The press releases disseminated by the Company during the twelve months preceding the date of this Agreement do not individually or taken as a whole contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading.

4.18 Material Changes. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in the SEC Reports and Schedule 4.18, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables, accrued expenses and other liabilities incurred in the ordinary course of business consistent with past practice and (B) liabilities (not to exceed $100,000) not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting or the identity of its auditors, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) the Company has not issued any equity securities, except pursuant to existing Company stock option plans and consistent with past practice. The Company does not have pending before the Commission any request for confidential treatment of information.

4.19 Litigation. There is no Action which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) except as specifically disclosed in the SEC Reports, could, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof (in his or her capacity as such), is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty, except as specifically disclosed in the SEC Reports. There has not been and there is not pending, and, to the knowledge of the Company, there is not threatened any investigation by the Commission involving the Company or any current or former director or officer of the Company (in his or her capacity as such). The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the 1934 Act or the 1933 Act.

4.20 Labor Relations. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company.

4.21 Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such any such certificates, authorizations or permits could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificates, authorizations or permits.

4.22 Title to Assets. Except as described in the SEC Reports, the Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them that is material to their respective businesses and good and marketable title in all personal property owned by them that is material to their respective businesses, in each case free and clear of all liens, except for liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and the Subsidiaries are in compliance, except as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

4.23 Patents and Trademarks. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have could, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect (collectively, the “Intellectual Property Rights”). Neither the Company nor any Subsidiary has received a written notice that the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person. Except as set forth in the SEC Reports, to the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.

4.24 Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged. The Company has no reason to believe that it will not be able to renew its and the Subsidiaries’ existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business on terms consistent with market for the Company’s and such Subsidiaries’ respective lines of business.

4.25 Transactions With Affiliates and Employees. Except as set forth in the SEC Reports, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

4.26 Certain Fees. Except as described in Schedule 4.26, no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. The Investors shall have no obligation with respect to any fees or with respect to any claims (other than such fees or commissions owed by an Investor pursuant to written agreements executed by such Investor which fees or commissions shall be the sole responsibility of such Investor) made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.

4.27 Certain Registration Matters. Assuming the accuracy of the Investors’ representations and warranties set forth in Article 5, no registration under the 1933 Act is required for the offer and sale of the Shares, Warrants and Warrant Shares by the Company to the Investors under the Transaction Documents. Except as specified in Schedule 4.27, the Company has not granted or agreed to grant to any Person any rights (including “piggy-back” registration rights) to have any securities of the Company registered with the Commission or any other governmental authority that have not been satisfied or exercised. Neither the Company nor any Person acting on its behalf, (i) has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Securities, (ii) has, directly or indirectly, made any offer or sale of any security or solicited any offer to buy any security, under any circumstances that would require registration of the Securities under the 1933 Act or (iii) except as specified in Schedule 4.27, has issued any shares of Common Stock or shares of any series of preferred stock or other securities or instruments convertible into, exchangeable for or otherwise entitling the holder thereof to acquire shares of Common Stock which would be integrated with the sale of the Securities to such Investor for purposes of the 1933 Act or of any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of Nasdaq, nor will the Company or any of its subsidiaries or affiliates take any action or steps, except as contemplated in Section 7 and Section 10 below, that would require registration of any of the Securities under the 1933 Act or cause the offering of the Securities to be integrated with other offerings.

4.28 No Additional Agreements. The Company does not have any agreement or understanding with any Investor with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

4.29 Disclosure. The Company confirms that neither it nor any Person acting on its behalf has provided any Investor or its respective agents or counsel with any information that the Company believes constitutes material, non-public information except insofar as the existence of a Contemporaneous Offering and the existence and terms of the proposed transactions hereunder may constitute such information and which shall be publicly disclosed pursuant to Section 11.11 hereof. The Company understands and confirms that the Investors will rely on the foregoing representations and covenants in effecting transactions in securities of the Company.

4.30 Internal Controls. The Company is in material compliance with the provisions of the Sarbanes-Oxley Act of 2002 currently applicable to the Company. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in 1934 Act Rules 13a-14 and 15d-14) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including the Subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s most recently filed period report under the 1934 Act, as the case may be, is being prepared. The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures as of the end of the period covered by the most recently filed periodic report under the 1934 Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the 1934 Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company’s internal controls (as such term is defined in Item 307(b) of Regulation S-K) or, to the Company’s knowledge, in other factors that could significantly affect the Company’s internal controls. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP and the applicable requirements of the 1934 Act.

5. Representations and Warranties of the Investors. Each of the Investors hereby severally, and not jointly, represents and warrants to the Company that:

5.1 Organization. Such Investor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate, partnership or other power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations thereunder.

5.2 Authorization; Enforcement. Such Investor has the requisite power and authority to enter into and to consummate the transactions contemplated hereby and otherwise to carry out its obligations hereunder. The execution, delivery and performance by such Investor of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary action on the part of such Investor. The Transaction Documents have been duly executed by such Investor, and constitute the valid and legally binding obligation of such Investor, enforceable against it in accordance with its terms, except for the Enforceability Exceptions.

5.3 Investment Intent. Such Investor understands that the Securities are “restricted securities” and have not been registered under the 1933 Act or any applicable state securities law. Such Investor is acquiring the Securities as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Securities or any part thereof, has no present intention of distributing any of such Securities and has no arrangement, agreement, or understanding (directly or indirectly) with any other Persons regarding the distribution of any such Securities (provided, however, that this representation and warranty shall not be in any way a limit on such Investor’s right to sell the Securities pursuant to any registration statement or otherwise in compliance with applicable federal and state securities laws).

5.4 Investor Status. At the time such Investor was offered the Shares and Warrants, it was, and at the date hereof it is, and on the Closing Date it will be, an Accredited Investor or a Qualified Institutional Buyer, as defined in Rule 501(a) of Regulation D under the 1933 Act. Such Investor is acquiring the Shares and Warrants hereunder in the ordinary course of its business. Such Investor is not a registered broker-dealer or an entity engaged in the business of being a broker-dealer under Section 15 of the 1934 Act.

5.5 Experience of Such Investor. Such Investor, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares and Warrants, and has evaluated the merits and risks of such investment. Such Investor is able to bear the economic risk of an investment in the Shares and Warrants and is able to afford a complete loss of such investment.

5.6 No General Solicitation. Such Investor is not purchasing the Shares or the Warrants as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or through any other general solicitation or general advertisement.

5.7 Access to Information. Such Investor acknowledges that it has reviewed the Memorandum and the SEC Reports and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Shares and Warrants and the merits and risks of investing in the Shares and Warrants; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of such Investor or its representatives or counsel shall modify, amend or affect such

Investor’s right to rely on the truth, accuracy and completeness of the Memorandum and the SEC Reports and the Company’s representations and warranties contained in the Transaction Documents. Such Investor understands that it is not relying on any representation of any kind made by the Company or the Placement Agent regarding the Company, the Securities or any other matter other than as set forth herein.

5.8 Limited Ownership. The purchase by such Investor of the Shares and Warrants issuable to it at Closing will not result in such Investor (individually or together with any of its Affiliates or any other Person which may be deemed to be acting as a group in concert with such Investor or any of its Affiliates for the purposes of Section 13(d) of the 1934 Act) acquiring, or obtaining the right to acquire, in excess of 4.9% of the Company’s common stock or the voting power of the Company on a post transaction basis that assumes that the Closing shall have occurred. Such Investor does not presently intend to, alone or together with others, make a public filing with the Commission to disclose that it has (or that it together with such other Persons have) acquired, or obtained the right to acquire, as a result of the Closing (when added to any other securities of the Company that it or they then own or have the right to acquire), in excess of 4.9% of the Company’s common stock or the voting power of the Company on a post transaction basis that assumes that the Closing shall have occurred. Such Investor is not an officer, director, or to its knowledge an Affiliate of the Company.

5.9 Independent Investment Decision. Such Investor has independently evaluated the merits of its decision to purchase the Shares and Warrants pursuant to the Transaction Documents, such decision has been independently made by such Investor and such Investor confirms that it has only relied on the advice of its own business and legal counsel and not on the advice of any other Investor’s business or legal counsel in making such decision.

5.10 Prohibited Transactions.

(a) During the last thirty (30) days prior to the date hereof, neither such Investor nor any Affiliate of such Investor, foreign or domestic, has, directly or indirectly, effected or agreed to effect any Short Sale, whether or not against the box, established any “put equivalent position” (as defined in Rule 16a-1(h) under the 1934 Act) with respect to the Common Stock, borrowed or pre-borrowed any shares of Common Stock, or granted any other right (including, without limitation, any put or call option) with respect to the Common Stock or with respect to any security that includes, relates to or derived any significant part of its value from the Common Stock or otherwise sought to hedge its position in the Securities (each, a “Prohibited Transaction”).

(b) Prior to the earliest to occur of (i) the termination of this Agreement, (ii) the date the Registration Statement becomes effective under the 1933 Act or (iii) the Effectiveness Deadline, such Investor shall not, and shall cause its Affiliates not to, engage, directly or indirectly, in (a) a Prohibited Transaction nor (b) any sale, assignment, pledge, hypothecation, put, call, or other transfer of any of the shares of Common Stock, warrants or other securities of the issuer acquired hereunder. Each

Investor acknowledges that the representations, warranties and covenants contained in this Section 5.10 are being made for the benefit of the Investors as well as the Company and that each of the other Investors shall have an independent right to assert any claims against such Investor arising out of any breach or violation of the provisions of this Section 5.10.

5.11 Placement Agent. Such Investor has not relied upon the Placement Agent in negotiating the terms of its investment in the Securities and has made its own decision to invest in the Securities. Such Investor is not relying on any representation or warranty by the Placement Agent or any of its Affiliates. Further, such Investor has not relied on any investigation that the Placement Agent or any person acting on its behalf, may have conducted with respect to the Company or the Securities. Such Investor acknowledges that the Placement Agent is not responsible for the content of the Memorandum. In addition, such Investor acknowledges that the Placement Agent has and may facilitate the exchange of information between such Investor and the Company, but that such information has not and is not being provided by the Placement Agent.

6. Conditions to Closing.

6.1 Conditions to the Investors’ Obligations for Closing. The obligation of each Investor to purchase the Shares and the Warrants on the Closing Date is subject to the fulfillment to such Investor’s satisfaction, on or prior to the Closing Date, of the following conditions, any of which may be waived by such Investor:

(a) The representations and warranties made by the Company in Section 4 hereof qualified as to materiality shall be true and correct on and as of the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date, and, the representations and warranties made by the Company in Section 4 hereof not qualified as to materiality shall be true and correct in all material respects on and as of the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date. The Company shall have performed in all material respects all obligations and conditions herein required to be performed or observed by it on or prior to the Closing Date.

(b) The Company shall have obtained in a timely fashion any and all consents, permits, approvals, registrations and waivers necessary or appropriate for consummation of the purchase and sale of the Securities on the Closing Date and the consummation on the Closing Date of the other transactions contemplated by the Transaction Documents, all of which shall be in full force and effect.

(c) No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Documents.

(d) The Company shall have received confirmation that the Shares and the Warrant Shares have been approved for listing on Nasdaq.

(e) The Company shall have delivered a Certificate, executed on behalf of the Company by its Chief Executive Officer or its Chief Financial Officer, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in subsections (a), (b), (d) and (h) of this Section 6.1.

(f) The Company shall have delivered a Certificate, executed on behalf of the Company by its Secretary, dated as of the Closing Date, certifying the resolutions adopted by the Board of Directors of the Company approving the transactions contemplated by this Agreement and the other Transaction Documents and the issuance of the Securities, certifying the current versions of the Certificate of Incorporation and Bylaws of the Company and certifying as to the signatures and authority of Persons signing the Transaction Documents and related documents on behalf of the Company.

(g) The Investors shall have received an opinion from White & Case LLP, the Company’s counsel, dated as of the Closing Date, in form and substance reasonably acceptable to the Investors and their counsel.

(h) No stop order or suspension of trading shall have been imposed by Nasdaq, the Commission or any other governmental regulatory body with respect to public trading in the Common Stock.

(i) Simultaneously with or prior to the Closing Date, the Company shall have sold securities to third party purchasers who are not acting in concert with any of the Investors, for an aggregate minimum amount of $3,000,000 and an aggregate maximum amount of $5,000,000 (the “Contemporaneous Offering”). Such securities shall be sold on, and have, such terms and conditions as the Company shall determine in its sole discretion.

6.2 Conditions to Obligations of the Company. The Company’s obligation to sell and issue the Shares and the Warrants to each Investor is subject to the fulfillment to the satisfaction of the Company on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:

(a) The representations and warranties made by each Investor in Section 5 hereof (the “Investment Representations”) shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date. Each Investor shall have performed in all material respects all obligations and conditions herein required to be performed or observed by them on or prior to the Closing Date.

(b) Each Investor shall have delivered its applicable share of the Purchase Price to the Company.

(c) Simultaneously with or prior to the Closing Date, the Company shall have sold securities to third party purchasers who are not acting in concert with any of the Investors, for an aggregate minimum amount of $3,000,000 and an aggregate maximum amount of $5,000,000. Such securities shall be on, and have, such terms and conditions as the Company shall determine in its sole discretion.

7. Registration of the Shares; Compliance with the 1933 Act.

7.1 Registration Procedures And Expenses.

(a) The Company will:

(i) as soon as practicable, but in no event later than sixty (60) days following the Closing Date (the “Filing Date”), use its reasonable best efforts to prepare and file with the Commission a registration statement on Form S-3 or another appropriate form only if Form S-3 is not available (the “Registration Statement”) covering the resale of the Shares and the Warrant Shares (each of the Shares and Warrant Shares, together with any shares of capital stock issued or issuable, from time to time, upon any reclassification, share combination, share subdivision, stock split, share dividend or similar transaction or event or otherwise as a distribution on, in exchange for or with respect to any of the foregoing, in each case held at the relevant time by an Investor, the “Registrable Securities”) by each Investor (the parties acknowledge that the Company may choose to include, at its option and solely for its convenience, the Registrable Securities on a registration statement with other similar securities sold by the Company;

(ii) use its reasonable best efforts to cause the Registration Statement, as amended, to become effective under the 1933 Act as soon as practicable but in any event no later than sixty (60) days after the Closing Date (the “Effectiveness Deadline”); provided, that if the Commission reviews and has comments to the filed Registration Statement that would require the filing of a pre-effective amendment thereto with the Commission, then the Effectiveness Deadline shall be one-hundred and twenty (120) days after the Closing Date; and provided, further, that the Company shall use its commercially reasonable efforts to respond within 10 days to any comments or requests for information from the Commission;

(iii) prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith (A) as may be necessary to keep the Registration Statement continuously effective until the earlier of (i) the date on which all Registrable Securities covered by such Registration Statement may be sold pursuant to Rule 144(k) under the 1933 Act, or (ii) such time as all Registrable Securities purchased by the Investors have been sold pursuant to the Registration Statement and (B) as may be reasonably requested by an Investor in order to incorporate information concerning such Investor or such Investor’s intended method of distribution;

(iv) so long as the Registration Statement is effective covering the resale of Registrable Securities owned by the Investors, furnish to each Investor with respect to the Registrable Securities registered under the Registration Statement (and to each underwriter, if any, of such Registrable Securities) such reasonable number of copies of prospectuses and such other documents as such Investor may reasonably request in order to facilitate the public sale or other disposition of all or any of the Registrable Securities by such Investor;

(v) use commercially reasonable efforts to file documents required of the Company for normal Blue Sky clearance in states reasonably specified in writing by the Investors; provided, however, that the Company shall not be required to qualify to do business or consent to service of process generally in any jurisdiction in which the Company is not now so qualified or has not so consented;

(vi) bear all expenses in connection with the procedures in this Section 7.1 and the registration of the Registrable Securities pursuant to the Registration Statement, other than fees and expenses, if any, of counsel or other advisers to the Investors or underwriting discounts, brokerage fees and commissions incurred by the Investors, if any in connection with an underwritten offering of the Registrable Securities;

(vii) use all commercially reasonable efforts to prevent the issuance of any stop order or other order suspending the effectiveness of such Registration Statement and, if such an order is issued, to obtain the withdrawal thereof at the earliest possible time and to notify each Investor of the issuance of such order and the resolution thereof;

(viii) furnish to each Investor, on the date that such Registration Statement becomes effective, a letter, dated such date, addressed to such Investor, confirming the effectiveness of such Registration Statement and the absence of any stop order;

(ix) immediately notify the Investors, at any time when a Prospectus relating to Registrable Securities is required to be delivered under the 1933 Act, upon discovery that, or upon the happening of any event as a result of which, the Prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and at the request of any such Investor, promptly prepare and furnish to such Investor an electronic copy of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(x) provide to each Investor and its representatives, if requested, the opportunity to conduct a reasonable inquiry of the Company’s financial and other records during normal business hours and make available its officers, directors and employees for questions regarding information which such Investor may reasonably request in order to fulfill any due diligence obligation on its part;

(xi) otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the Commission under the 1933 Act and the 1934 Act, take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder; and make available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of at least twelve (12) months beginning after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the 1933 Act, including Rule 158 promulgated thereunder; and

(xii) permit counsel for each Investor to review, and provide comments on, the Registration Statement and all amendments and supplements thereto, not less than 3 Business Days prior to the filing thereof with the Commission, and the Company shall incorporate all such comments which are reasonable;

provided, that, notwithstanding any other provision in this Agreement, the Company shall not be required to provide, and shall not provide, any Investor with material, non-public information unless such Investor agrees to receive such information prior to its disclosure and enters into a written confidentiality agreement with the Company.

(b) The Company shall be permitted to suspend for one or more periods (provided that the aggregate length of such suspension shall not exceed twenty business days in any 365 day period) the actions required under Sections 7.1(a)(i) through (iii) to the extent that the Board of Directors of the Company concludes in good faith that the Company is, considering the advice of counsel, in possession of material non-public information, the disclosure of which would have a material adverse effect on the business, operations, properties or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole.

(c) With a view to making available to the Investors the benefits of Rule 144 promulgated under the 1933 Act (“Rule 144”) (or its successor rule) and any other rule or regulation of the Commission that may at any time permit the Investors to sell Registrable Securities to the public without registration, the Company covenants and agrees to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) such date as all of the Investors’ Registrable Securities may be resold pursuant to Rule 144(k) or any other rule of similar effect or (B) such date as all of the Investors’ Registrable Securities shall have been resold; (ii) file with the Commission in a timely manner all reports and other documents required of the Company under the 1934 Act; and (iii) furnish to each Investor upon request, as long as such Investor owns any Registrable Securities, (A) a written statement by the Company that it has complied with the reporting requirements of the 1934 Act, (B) a copy of the Company’s most recent Annual Report on Form 10-K or

Quarterly Report on Form 10-Q, and (C) such other information as may be reasonably requested in order to avail such Investor of any rule or regulation of the Commission that permits the selling of any such Registrable Securities without registration.

(d) If a Registration Statement covering the Registrable Securities is not filed with the Commission on or prior to the Filing Date, is not declared effective by the Effectiveness Deadline or is subject to a suspension pursuant to Section 7.1(b) that exceeds the number of days permitted thereunder, the Company will make pro rata payments to each Investor, as liquidated damages and not as a penalty, in an amount equal to 1.5% of the aggregate amount invested by such Investor (the “Investment Amount”) for each 30-day period or pro rata for any portion thereof following the date by which such Registration Statement should have been filed or effective for which no Registration Statement is filed or effective with respect to the Registrable Securities; provided, however, that in no event shall the aggregate amount of liquidated damages payable by the Company pursuant to this Agreement exceed the lesser of (1) 15% of the Investment Amount or (2) the liquidity value of the Registrable Securities, representing the value difference between registered and unregistered shares, as contemplated in EITF 00-19, EITF 05-4 and other applicable rules, regulations and interpretations of the Financial Accounting Standards Board, the Emerging Issues Task Force and the Securities and Exchange Commission. Except as set forth in Section 10 of the Warrants, with respect to the extension of the term of the Warrants, such payments shall be in full compensation to each Investor, and shall constitute such Investor’s exclusive remedy for such events; provided, however, that the Investors shall retain the right to pursue all available equitable remedies. Such payments shall be made to each Investor in cash. Notwithstanding anything in this Agreement to the contrary, the Company shall not be liable for money damages for any delay in effectiveness or other suspension that is caused by events beyond its control.

(e) As a condition to the inclusion of its Registrable Securities under the Registration Statement, each Investor shall furnish to the Company such information regarding such Investor and the distribution proposed by such Investor as the Company may reasonably request in writing, including completing a Registration Statement Questionnaire in the form provided by the Company, or as shall be required in connection with any registration referred to in this Section 7.1. The Company shall not be required to include the Registrable Securities of any Investor in a Registration Statement and shall not be required to pay any liquidated or other damages under Section 7.1(d) to any Investor who fails to furnish to the Company a fully completed Registration Statement Questionnaire, if requested by the Company, at least five trading days prior to the Filing Date (the “Questionnaire Delivery Date”); provided that the Company provides such Investor at least 5 trading days prior written notice of the Questionnaire Delivery Date, which notice references the subject Registration Statement.

7.2 Restrictions on Transferability.

(a) Each Investor agrees that it will not effect any disposition of the Shares or Warrant Shares that would constitute a sale within the meaning of the 1933 Act or pursuant to any applicable state securities or Blue Sky laws of any state, except (i) as contemplated in the Registration Statement referred to in Section 7.1 above, (ii) pursuant to the requirements of Rule 144 (in which case such Investor will provide the Company with reasonable evidence of such Investor’s compliance therewith) or (iii) pursuant to a written opinion of legal counsel reasonably satisfactory to the Company and addressed to the Company to the effect that registration is not required in connection with the proposed transfer; whereupon such Investor shall be entitled to transfer such securities. Each certificate evidencing the securities transferred as above provided shall bear the appropriate restrictive legends as may be required by Section 8.

(b) Each Investor acknowledges that there may occasionally be times when the Company must suspend the use of the prospectus forming a part of the Registration Statement until such time as an amendment or supplement to the Registration Statement has been filed by the Company and declared effective, or until such time as the Company has filed an appropriate report with the Commission pursuant to the 1934 Act. Each Investor hereby covenants that such Investor will not sell any Registrable Securities pursuant to said prospectus during the period commencing at the time at which the Company gives the Investors written notice of the suspension of the use of said prospectus and ending at the time the Company gives the Investors written notice that the Investors may thereafter effect sales pursuant to said prospectus. The Company agrees to file such amendment, supplement or report as soon as practicable following such notice of suspension.

(c) Neither the Shares nor the Warrant Shares shall be transferable except upon the conditions specified in this Section 7, which are intended to ensure compliance with the provisions of the 1933 Act. Each Investor will cause any proposed transferee of the Shares or Warrant Shares held by such Investor to agree to take and hold such Shares or Warrant Shares subject to the provisions and upon the conditions specified in this Section 7 if and to the extent that such Shares or Warrant Shares continue to be restricted securities in the hands of the transferee.

(d) Provided a prospectus has not been validly suspended pursuant to the terms hereof, each Investor may sell Shares or Warrant Shares under the effective Registration Statement, provided it arranges for delivery of a current prospectus to the transferee of such Shares or Warrant Shares.

(e) Each Investor agrees not to take any action with respect to any distribution deemed to be made pursuant to such Registration Statement which would constitute a violation of Regulation M under the 1934 Act or any other applicable rule, regulation or law.

(f) For the avoidance of doubt, it is hereby understood and agreed the term “Investor” as used in this Section 7 shall mean any Investor and their permitted assignees.

7.3 Termination Of Conditions And Obligations.

(a) The conditions precedent imposed by Section 7.2 above regarding the transferability of the Shares and Warrant Shares shall cease and terminate as to any particular number of the Shares or Warrant Shares upon the earlier of (i) the date on which an Investor may sell without volume limitations all such Shares or Warrant Shares then held by such Investor without registration by reason of Rule 144 or any other rule of similar effect, (ii) the sale of all of the Shares or Warrant Shares under Rule 144 upon removal of any legend or (iii) the sale of all the Shares or Warrant Shares pursuant to the Registration Statement.

(b) The expiration or termination of this Agreement for any reason will have no effect on the rights of any of the parties under the provisions of this Section 7.

8. Legends.

(a) Each Investor understands and agrees that each certificate or other document evidencing any of the Securities shall be endorsed with the legend in the form set forth below, and such Investor covenants that such Investor will not transfer the shares represented by any such certificate or the Warrants without complying with the restrictions on transfer described in the legend endorsed on such certificate (unless there is in effect a registration statement under the 1933 Act covering such proposed transfer, such securities have been sold under Rule 144 or as otherwise permitted by the provisions of Section 7.2 above) and understands that the Company will refuse to register a transfer of any Securities unless the conditions specified in the following legend are satisfied:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. EXCEPT AS SPECIFIED IN THIS LEGEND, SUCH SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED, OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT THERETO UNDER SUCH ACT UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT OR UNLESS SUCH SALE, PLEDGE, HYPOTHECATION OR TRANSFER IS OTHERWISE EXEMPT FROM REGISTRATION AND ANY APPLICABLE STATE SECURITIES LAWS. THE COMPANY MAY REQUEST A WRITTEN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED IN CONNECTION WITH SUCH SALE OR OTHER TRANSFER.”

(b) The Company agrees, upon an Investor’s reasonable request, to reissue certificates representing any of the Shares or Warrant Shares, without the legend set forth above (i) while a registration statement (including the Registration Statement) covering the resale of such Securities is effective under the Securities Act, (ii) following any sale of such Securities pursuant to Rule 144 (assuming the transferor is not an affiliate of the Company), (iii) if such Securities are eligible for sale under Rule 144(k) (to the extent that the applicable Investor provides a certification or legal opinion to the Company to that effect), or (iv) if such legend is not required under applicable requirements of the Securities Act (including controlling judicial interpretations and pronouncements issued by the Commission). Following the effective date of the Registration Statement or at such earlier time as a legend is no longer required for the Registrable Securities, the Company will, promptly following the delivery by a Investor to the Company or the Company’s transfer agent of a legended certificate representing such securities, deliver or cause to be delivered to such Investor a certificate representing such securities that is free from all restrictive legends.

(c) Each Investor covenants that such Investor will not transfer the Registrable Securities represented by any such certificate without complying with any applicable requirements under the 1933 Act to deliver the final prospectus included in the effective Registration Statement to any offeree of such Registrable Securities.

9. Indemnification.

(a) For purposes of this Section 9:

(i) the term “Investor” shall include an Investor and any affiliate (as such term is defined pursuant to Rule 12b-2 promulgated under the 1934 Act) of such Investor;

(ii) the term “Prospectus” shall mean the prospectus and any amendment or supplement thereto in the form first filed with the Commission pursuant to Rule 424(b) promulgated under the 1933 Act or, if no Rule 424(b) filing is required, in the form filed as part of the Registration Statement at the time of effectiveness, as supplemented or amended from time to time; and

(iii) the term “Registration Statement” shall include any final prospectus, exhibit, supplement or amendment included in or relating to the Registration Statement.

(b) The Company agrees to indemnify and hold harmless each of the Investors and each Person, if any, who controls any Investor within the meaning of the 1933 Act, against any losses, claims, damages, liabilities or expenses, joint or several, to which such Investors or such controlling Person may become subject, under the 1933 Act, the 1934 Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or arise out of or are based in whole or in part on any inaccuracy in the representations and warranties of the Company contained in this Agreement, or any failure of the Company to perform its obligations hereunder, and will reimburse each Investor and each such controlling Person for any legal and other expenses reasonably incurred as such expenses are reasonably incurred by such Investor or such controlling Person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable to a particular Investor or its controlling Person in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Investor expressly for use therein, (ii) the failure of such Investor to comply with the covenants and agreements contained in Section 7.2 above respecting sale of the Securities, (iii) the inaccuracy of any representations made by such Investor herein or (iv) any statement or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to such Investor a reasonable time prior to the pertinent sale or sales by such Investor, and provided that such Investor has been notified by the Company that such earlier Prospectus should no longer be delivered by such Investor.

(c) Each Investor will severally, and not jointly, indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each Person, if any, who controls the Company within the meaning of the 1933 Act, against any losses, claims, damages, liabilities or expenses to which the Company, each of its directors, each of its officers who signed the Registration Statement or controlling Person may become subject, under the 1933 Act, the 1934 Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Investor) only to the extent that such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon (i) any failure by such Investor to comply with the covenants and agreements contained in Section 7.2 above respecting the sale of the Shares, (ii) the inaccuracy of any representation made by such Investor herein or (iii) any untrue statement of any material fact contained in the Registration Statement or the Prospectus, or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or omission was contained in written information furnished to the Company by or on behalf of such Investor expressly for use therein, and will reimburse the Company, each of its directors, each of its officers who signed the Registration Statement or controlling Person for any legal and other expense reasonably incurred, as such expenses are reasonably incurred by the Company, each of its directors, each of its officers who signed the Registration

Statement or controlling Person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the aggregate liability of any Investor hereunder shall not exceed the Purchase Price paid by such Investor to the Company on the Closing Date. No Investor shall be liable for the indemnification obligations of any other Investor.

(d) Promptly after receipt by an indemnified party under this Section 9 of notice of the threat or commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 9, promptly notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party hereunder or otherwise to the extent it is not prejudiced as a result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be a conflict between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, reasonably satisfactory to the indemnifying party, representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party.

(e) If for any reason the indemnification provided for in the preceding paragraphs (b) and (c) is unavailable to an indemnified party or insufficient to hold it harmless, other than as expressly specified therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations; provided, however, if contribution by an Investor is required by the foregoing, then such contribution shall be subject to the cap set forth in Section 9(c) above. No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the 1933 Act shall be entitled to contribution from any person not guilty of such fraudulent misrepresentation.

10. Additional Agreements

10.1 Additional Issuance of Shares. The Company shall not at any time after the date hereof until the date that is eighteen (18) months after the Closing Date issue shares of Common Stock or rights, warrants, options or other securities or debt that are convertible into or exchangeable for shares of Common Stock (“Common Stock Equivalents”), entitling any Person to acquire shares of Common Stock at a price per share less than the per Share Purchase Price without the approval of such issuance by a majority of the shares of Common Stock then outstanding. For such purposes, in connection with any issuance of Common Stock Equivalents, (x) the maximum number of shares of Common Stock potentially issuable at any time upon conversion, exercise or exchange of such Common Stock Equivalents (the “Deemed Number”) shall be deemed to be outstanding upon issuance of such Common Stock Equivalents and (y) the price per share applicable to such Common Stock Equivalents shall be deemed to equal the minimum dollar value of consideration payable to the Company to purchase such Common Stock Equivalents and to convert, exercise or exchange them into Common Stock (without giving effect to any inchoate anti-dilution or similar adjustments that may be set forth in such Common Stock Equivalents) divided by the Deemed Number. This Section shall not apply to (i) the grant of options or warrants or (ii) the issuance of additional securities, in each case, to any employees, directors or consultants under any duly authorized Company stock option, restricted stock plan or stock purchase plan. This Section shall also not apply to the conversion, exercise or exchange of any Common Stock Equivalents outstanding as of the Closing Date.

11. Miscellaneous.

11.1 Successors and Assigns. This Agreement may not be assigned by a party hereto without the prior written consent of the Company or the Investors, as applicable, provided, however, that an Investor may assign its rights and delegate its duties hereunder in whole or in part to an Affiliate or to a third party acquiring some or all of its Securities in a transaction complying with applicable securities laws without the prior written consent of the Company or the other Investors, after notice duly given by such Investor to the Company, provided, that no such assignment or obligation shall affect the obligations of such Investor hereunder. The provisions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto, the Placement Agent or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

11.2 Counterparts; Faxes. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed via facsimile, which shall be deemed an original.

11.3 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

11.4 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by telex or facsimile, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, and (iii) if given by mail (whether overnight courier or US mail), then such notice shall be deemed given upon receipt of confirmation of delivery. All notices shall be addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten days’ advance written notice to the other party:

If to the Company:

Rainmaker Systems, Inc.

900 East Hamilton Avenue

Suite 400

Campbell, California 95008

Attention: Steve Valenzuela

Fax: (408) 626-5439

With a copy to:

White & Case LLP

Four Embarcadero Center

24th Floor

San Francisco, CA 94111

Attention: David F. Dedyo, Esq.

Fax: (415) 544-0202

If to the Investors:

to the addresses set forth on the signature pages hereto.

11.5 Expenses. The parties hereto shall pay their own costs and expenses in connection herewith. In the event that legal proceedings are commenced by any party to this Agreement against another party to this Agreement in connection with this Agreement or the other Transaction Documents, the party or parties which do not prevail in such proceedings shall severally, but not jointly, pay their pro rata share of the reasonable attorneys’ fees and other reasonable out-of-pocket costs and expenses incurred by the prevailing party in such proceedings.

11.6 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and all the Investors (it being understood that the Company’s consent shall not be required for any Investor to waive any condition required to be satisfied, or obligation required to be performed, by the Company hereunder). Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Securities purchased under this Agreement at the time outstanding, each future holder of all such Securities, and the Company.

11.7 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

11.8 Entire Agreement. This Agreement, including the Exhibits and the Disclosure Schedules, and the other Transaction Documents constitute the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

11.9 Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained. For clarification purposes and without implication that the contrary would otherwise be true, the transactions contemplated hereby and by the other Transaction Documents only include the transaction between the Company and the Investors and do not include any other transaction between the Company and any other third party purchasers of the Company’s securities.

11.10 Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California without regard to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of California located in Santa Clara County and the United States District Court for Northern District of California for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

11.11 Securities Laws Disclosure; Publicity. By 9:30 a.m. (New York time) on the trading day following the Closing Date, the Company shall issue a press release in a form reasonably approved by the Investors disclosing the transactions contemplated hereby. Within four Business Days following the Closing Date the Company will file a Current Report on Form 8-K disclosing the material terms of the Transaction Documents (and attach as exhibits thereto the Transaction Documents). In addition, the Company will make such other filings and notices in the manner and time required by the Commission and Nasdaq. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Investor, or include the name of any Investor in any filing with the Commission (other than in the aforementioned press release, Registration Statement and any exhibits to filings made in respect of this transaction in accordance with periodic filing requirements under the 1933 Act) or any regulatory agency or Nasdaq, without the prior written consent of such Investor, except to the extent such disclosure is required by law or Nasdaq regulations.

11.12 Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor under the Transaction Documents are several and not joint with the obligations of any third party purchaser of the Company’s securities, and no Investor shall be responsible in any way for the performance of the obligations of any such third party purchaser. Nothing contained herein or in any other Transaction Document or any agreement of any such third party purchaser, and no action taken by any Investor pursuant hereto or any such third party purchaser pursuant thereto, shall be deemed to constitute the Investors or any such third party purchaser as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors or any such third party purchaser are in any way acting in concert or as a group with respect to any matters. Each Investor and the Company acknowledges that (i) the decision of the Investors to purchase the Securities pursuant to this Agreement has been made by the Investors independently of any such third party purchasers and (ii) no such third party purchaser has acted as agent for the Investors in connection with the Investors making their investment hereunder and that no such third party purchaser will be acting as agent of the Investors in connection with the Investors monitoring their investment in the Securities or enforcing its rights under the Transaction Documents. Each Investor shall be entitled to independently protect and enforce their rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any such third party purchaser to be joined as an additional party in any proceeding for such purpose. To the extent that any such other third party purchasers purchase the same or similar securities as the Investors hereunder or on the same or similar terms and conditions or pursuant to the same or similar documents, all such matters are solely in the control of the Company, not the action or decision of any of the Investors, and would be solely for the convenience of the Company and not because it was required or requested by any of the Investors or any such other third party purchasers.

11.13 Delivery of Securities. Notwithstanding anything contained in this Agreement to the contrary, unless otherwise directed in writing by an Investor, the Company shall, and shall cause its agents and representatives to, deliver all of such Investor’s Securities to Goldman, Sachs & Co., One New York Plaza, New York, NY 10004, Attention: Justin Freedland, and copies of the certificates representing such Securities shall be sent to such Investor in accordance with Section 11.4 hereof.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

The Company:	RAINMAKER SYSTEMS, INC.

	By:	/s/ Steve Valenzuela
	Name:	Steve Valenzuela
	Title:	Chief Financial Officer

[Counter-part signature pages of Investors follow]

Signature Page to Securities Purchase Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

Investor:

CD Investment Partners, Ltd.	By:	CD Capital Management LLC
	Its:	Investment Manager

	By:	/s/ John Ziegelman
	Name:	John Ziegelman
	Title:	President

Purchase Price:	$770,400

Number of Shares:	256,800

Number of Warrants:	102,720

Address for Notice:	c/o CD Capital Management LLC
Two North Riverside Plaza, Suite 720
Chicago, Illinois 60606
Attention: John D. Ziegelman
Facsimile: (312) 559-1288

with a copy to:	Greenberg Traurig, LLP
77 W. Wacker Drive, Suite 2400
Chicago, Illinois 60601
Attention: Peter H. Lieberman and Todd A. Mazur
Facsimile: (312) 456-8435

Signature Page to Securities Purchase Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

Investor:

EGI-NP Investments, LLC	By:	CD Capital Management LLC
	Its:	Investment Manager

	By:	/s/ John Ziegelman
	Name:	John Ziegelman
	Title:	President

Purchase Price :	$172,401

Number of Shares:	57,467

Number of Warrants:	22,987

Address for Notice:	c/o CD Capital Management LLC
Two North Riverside Plaza, Suite 720
Chicago, Illinois 60606
Attention: John D. Ziegelman
Facsimile: (312) 559-1288

with a copy to:	Greenberg Traurig, LLP
77 W. Wacker Drive, Suite 2400
Chicago, Illinois 60601
Attention: Peter H. Lieberman and Todd A. Mazur
Facsimile: (312) 456-8435

Signature Page to Securities Purchase Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

Investor:

The Jay Pritzker Foundation	By:	CD Capital Management LLC
	Its:	Investment Manager

	By:	/s/ John Ziegelman
	Name:	John Ziegelman
	Title:	President

Purchase Price :	$57,198

Number of Shares:	19,066

Number of Warrants:	7,626

Address for Notice:	c/o CD Capital Management LLC
Two North Riverside Plaza, Suite 720
Chicago, Illinois 60606
Attention: John D. Ziegelman
Facsimile: (312) 559-1288

with a copy to:	Greenberg Traurig, LLP
77 W. Wacker Drive, Suite 2400
Chicago, Illinois 60601
Attention: Peter H. Lieberman and Todd A. Mazur
Facsimile: (312) 456-8435

Signature Page to Securities Purchase Agreement

EXHIBIT A

to Securities Purchase Agreement

Form of Warrant

FORM OF WARRANT

These securities have not been registered with the Securities and Exchange Commission or the securities commission of any state in reliance upon an exemption from registration under the Securities Act of 1933, as amended, and, accordingly, may not be offered or sold except pursuant to an effective registration statement under the Securities Act or pursuant to any available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and in accordance with applicable state securities laws as evidenced by a legal opinion of counsel to the transferor to such effect, the substance of which shall be reasonably acceptable to the Company. These securities may be pledged in connection with a bona fide margin account with a registered broker-dealer or other loan with a financial institution that is an accredited investor or qualified institutional buyer as defined under the Securities Act.

SUBJECT TO THE PROVISIONS OF SECTION 10 HEREOF, THIS WARRANT SHALL BE VOID AFTER 5:00 P.M. EASTERN TIME ON FEBRUARY     , 2011 (the “EXPIRATION DATE”).

No.

RAINMAKER SYSTEMS, INC.

WARRANT TO PURCHASE                      SHARES OF

COMMON STOCK, PAR VALUE $0.001 PER SHARE

For VALUE RECEIVED,                      (“Warrantholder”), is entitled to purchase, subject to the provisions of this Warrant, from Rainmaker Systems, Inc., a Delaware corporation (“Company”), at any time not later than 5:00 P.M., Eastern time, on the Expiration Date (as defined above), at an exercise price per share equal to $                 (the exercise price in effect being herein called the “Warrant Price”),                      shares (“Warrant Shares”) of the Company’s Common Stock, par value $0.001 per share (“Common Stock”). The number of Warrant Shares purchasable upon exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time as described herein.

Section 1. Registration. The Company shall maintain books for the transfer and registration of the Warrant. Upon the initial issuance of this Warrant, the Company shall issue and register the Warrant in the name of the Warrantholder.

Section 2. Transfers. As provided herein, this Warrant may be transferred only pursuant to a registration statement filed under the Securities Act of 1933, as amended (the “Securities Act”), or an exemption from such registration. Subject to such restrictions, the Company shall transfer this Warrant from time to time upon the books to be maintained by the Company for that purpose, upon surrender thereof for transfer properly endorsed or

Exhibit A

accompanied by appropriate instructions for transfer and such other documents as may be reasonably required by the Company, including, if required by the Company, an opinion of its counsel to the effect that such transfer is exempt from the registration requirements of the Securities Act, to establish that such transfer is being made in accordance with the terms hereof, and a new Warrant shall be issued to the transferee and the surrendered Warrant shall be canceled by the Company.

Section 3. Exercise of Warrant. Subject to the provisions hereof, the Warrantholder may exercise this Warrant in whole or in part at any time after the date which is six (6) months after the date hereof and prior to the expiration of the Warrant upon surrender of the Warrant, together with delivery of the duly executed Warrant exercise form attached hereto as Appendix A (the “Exercise Agreement”) and payment by cash, certified check or wire transfer of funds for the aggregate Warrant Price for that number of Warrant Shares then being purchased, to the Company during normal business hours on any business day at the Company’s principal executive offices (or such other office or agency of the Company as it may designate by notice to the Warrantholder). The Warrant Shares so purchased shall be deemed to be issued to the Warrantholder or the Warrantholder’s designee, as the record owner of such shares, as of the close of business on the date on which this Warrant shall have been surrendered (or evidence of loss, theft or destruction thereof and security or indemnity satisfactory to the Company), the Warrant Price shall have been paid and the completed Exercise Agreement shall have been delivered. Certificates for the Warrant Shares so purchased, representing the aggregate number of shares specified in the Exercise Agreement, shall be delivered to the Warrantholder within a reasonable time, not exceeding three (3) business days, after this Warrant shall have been so exercised. The certificates so delivered shall be in such denominations as may be requested by the Warrantholder and shall be registered in the name of the Warrantholder or such other name as shall be designated by the Warrantholder. If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Company shall, at its expense, at the time of delivery of such certificates, deliver to the Warrantholder a new Warrant representing the number of shares with respect to which this Warrant shall not then have been exercised. As used herein, “business day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business. If by the third business day after such an exercise the Company fails to deliver the required number of Warrant Shares in the manner specified herein, and if after such third business day and prior to the receipt of such Warrant Shares, the Warrantholder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Warrantholder of the Warrant Shares which the Warrantholder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (1) pay in cash to the Warrantholder the amount by which (x) the Warrantholder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue by (B) the closing bid price of the Common Stock on the date of exercise and (2) at the option of the Warrantholder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored or deliver to the Warrantholder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder; provided however, if the Company delivered all appropriate written directions and documents to its transfer agent within one business day of such exercise, the foregoing Buy-In damage obligation of the Company set forth in this sentence shall not apply to such exercise. The Warrantholder shall provide the Company prompt written notice indicating the amounts payable to the Warrantholder in respect of the Buy-In.

Section 4. Compliance with the Securities Act of 1933. Except as provided in the Securities Purchase Agreement among the Company and the initial holders of the Company Warrants (as defined in Section 20 below) (the “Securities Purchase Agreement”), the Company may cause the legend set forth on the first page of this Warrant to be set forth on each Warrant or similar legend on any security issued or issuable upon exercise of this Warrant, unless counsel for the Company is of the opinion as to any such security that such legend is unnecessary.

Section 5. Payment of Taxes. The Company will pay any documentary stamp taxes attributable to the initial issuance of Warrant Shares issuable upon the exercise of the Warrant; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificates for Warrant Shares in a name other than that of the Warrantholder in respect of which such shares are issued, and in such case, the Company shall not be required to issue or deliver any certificate for Warrant Shares or any Warrant until the Person requesting the same has paid to the Company the amount of such tax or has established to the Company’s reasonable satisfaction that such tax has been paid. The Warrantholder shall be responsible for income taxes due under federal, state or other law, if any such tax is due.

Section 6. Mutilated or Missing Warrants. In case this Warrant shall be mutilated, lost, stolen, or destroyed, the Company shall issue in exchange and substitution of and upon cancellation of the mutilated Warrant, or in lieu of and substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and for the purchase of a like number of Warrant Shares, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of the Warrant, and with respect to a lost, stolen or destroyed Warrant, reasonable indemnity or bond with respect thereto, if requested by the Company.

Section 7. Reservation of Common Stock. The Company hereby represents and warrants that there have been reserved, and the Company shall at all applicable times keep reserved until issued (if necessary) as contemplated by this Section 7, out of the authorized and unissued shares of Common Stock, sufficient shares to provide for the exercise of the rights of purchase represented by this Warrant. The Company agrees that all Warrant Shares issued upon due exercise of the Warrant shall be, at the time of delivery of the certificates for such Warrant Shares, duly authorized, validly issued, fully paid and non-assessable shares of Common Stock of the Company.

Section 8. Adjustments. Subject and pursuant to the provisions of this Section 8, the Warrant Price and number of Warrant Shares subject to this Warrant shall be subject to adjustment from time to time as set forth hereinafter.

(a) If the Company shall, at any time or from time to time while this Warrant is outstanding, pay a dividend or make a distribution on its Common Stock in shares of Common Stock, subdivide its outstanding shares of Common Stock into a greater number of shares or combine its outstanding shares of Common Stock into a smaller number of shares or issue by reclassification of its outstanding shares of Common Stock any shares of its capital stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then the number of Warrant Shares purchasable upon exercise of the Warrant and the Warrant Price in effect immediately prior to the date upon which such change shall become effective, shall be adjusted by the Company so that the Warrantholder thereafter exercising the Warrant shall be entitled to receive the number of shares of Common Stock or other capital stock which the Warrantholder would have received if the Warrant had been exercised immediately prior to such event upon payment of a Warrant Price that has been adjusted to reflect a fair allocation of the economics of such event to the Warrantholder. Such adjustments shall be made successively whenever any event listed above shall occur.

(b) If any capital reorganization, reclassification of the capital stock of the Company, consolidation or merger of the Company with another corporation in which the Company is not the survivor, or sale, transfer or other disposition of all or substantially all of the Company’s assets to another corporation shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition, lawful and adequate provision shall be made whereby each Warrantholder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions herein specified and in lieu of the Warrant Shares immediately theretofore issuable upon exercise of the Warrant, such shares of stock, securities or assets as would have been issuable or payable with respect to or in exchange for a number of Warrant Shares equal to the number of Warrant Shares immediately theretofore issuable upon exercise of the Warrant, had such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of each Warrantholder to the end that the provisions hereof (including, without limitation, provision for adjustment of the Warrant Price) shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof. The Company shall not effect any such consolidation, merger, sale, transfer or other disposition unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger, or the corporation purchasing or otherwise acquiring such assets or other appropriate corporation or entity shall assume the obligation to deliver to the Warrantholder, at the last address of the Warrantholder appearing on the books of the Company, such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Warrantholder may be entitled to purchase, and the other obligations under this Warrant. The provisions of this paragraph (b) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, transfers or other dispositions.

(c) In case the Company shall fix a payment date for the making of a distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness or assets (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends or distributions referred to in Section 8(a)), or subscription rights or warrants, the Warrant Price to be in effect after such payment date shall be determined by multiplying the Warrant Price in effect immediately prior to such payment date by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding multiplied by the Market Price (as defined below) per share of Common Stock immediately prior to such payment date, less the fair market value (as determined by the Company’s Board of Directors in good faith) of said assets or evidences of indebtedness so distributed, or of such subscription rights or warrants, and the denominator of which shall be the total number of shares of Common Stock outstanding multiplied by such Market Price per share of Common Stock immediately prior to such payment date. “Market Price” as of a particular date (the “Valuation Date”) shall mean the following: (a) if the Common Stock is then listed on a national stock exchange, the closing sale price of one share of Common Stock on such exchange on the last trading day prior to the Valuation Date; (b) if the Common Stock is then quoted on The Nasdaq Stock Market, Inc. (“Nasdaq”), the closing sale price of one share of Common Stock on Nasdaq on the last trading day prior to the Valuation Date or, if no such closing sale price is available, the average of the high bid and the low asked price quoted on Nasdaq on the last trading day prior to the Valuation Date; or (c) if the Common Stock is not then listed on a national stock exchange or quoted on Nasdaq, the fair market value of one share of Common Stock as of the Valuation Date, shall be determined in good faith by the Board of Directors of the Company and the Warrantholder. If the Common Stock is not then listed on a national securities exchange or quoted on Nasdaq, the Board of Directors of the Company shall respond promptly, in writing, to an inquiry by the Warrantholder prior to the exercise hereunder as to the fair market value of a share of Common Stock as determined by the Board of Directors of the Company. In the event that the Board of Directors of the Company and the Warrantholder are unable to agree upon the fair market value in respect of subpart (c) hereof, the Company and the Warrantholder shall jointly select an appraiser, who is experienced in such matters. The decision of the appraiser shall be final and conclusive, and the cost of such appraiser shall be borne equally by the Company and the Warrantholder. Such adjustment shall be made successively whenever such a payment date is fixed.

(d) If at any time after the date hereof until the date that is eighteen (18) months after the Closing Date on which this Warrant was issued, the Company shall issue shares of Common Stock or rights, warrants, options or other securities or debt that are convertible into or exchangeable for shares of Common Stock (“Common Stock Equivalents”), entitling any Person to acquire shares of Common Stock at a price per share (the “Lesser Per Share Price”) less than the per Share Purchase Price, then the Warrant Price shall automatically be adjusted according to the following formula, provided, however, that in the event a reduction in the Warrant Price pursuant to this Section 8(d) would require the Company to obtain stockholder approval of the transactions contemplated by the Securities Purchase Agreement pursuant to Nasdaq Marketplace Rule 4350(i) and such stockholder approval has not been obtained, (i) the Warrant Price shall be reduced to the maximum extent that would not require such stockholder approval under such Rule, and (ii) subject to the prior approval and consent of Nasdaq, the Company shall use its commercially reasonable efforts to obtain such stockholder approval as soon as reasonably practicable, including by calling a special meeting of stockholders to vote on such Warrant Price adjustment, and provided, further, however, that in no event shall the adjusted Warrant Price be less than $0.01:

adjusted Warrant Price equals:

(1)	(1+	Warrant Price – Share Purchase Price Share Purchase Price	)	* Lesser Per Share Price

minus

(2)	((	Purchased Shares * Share Purchase Price Lesser Per Share Price	)	– Purchased Shares	) *	Lesser Per Share Price

Warrant Shares

For such purposes, in connection with any issuance of Common Stock Equivalents, (x) the maximum number of shares of Common Stock potentially issuable at any time upon conversion, exercise or exchange of such Common Stock Equivalents (the “Deemed Number”) shall be deemed to be outstanding upon issuance of such Common Stock Equivalents and (y) the price per share applicable to such Common Stock Equivalents shall be deemed to equal the minimum dollar value of consideration payable to the Company to purchase such Common Stock Equivalents and to convert, exercise or exchange them into Common Stock (without giving effect to any inchoate anti-dilution or similar adjustments that may be set forth in such Common Stock Equivalents) divided by the Deemed Number. The foregoing adjustment shall not apply to (i) the grant of options or warrants or (ii) the issuance of additional securities, in each case, to any employees, directors or consultants under any duly authorized Company stock option, restricted stock plan or stock purchase plan. The foregoing adjustment shall also not apply to the conversion, exercise or exchange of any Common Stock Equivalents outstanding as of the Closing Date on which this Warrant was issued. As used herein, “Purchased Shares” means the number of shares of Common Stock purchased by the Warrantholder under the Securities Purchase Agreement, as set forth below the name of such Warrantholder on the signature pages of the Securities Purchase Agreement.

(e) An adjustment to the Warrant Price shall become effective immediately after the payment date in the case of each dividend or distribution, the issuance of Common Shares at a Lesser Per Share Price or Common Stock Equivalents in the case of Section (8)(d) and immediately after the effective date of each other event which requires an adjustment.

(f) In the event that, as a result of an adjustment made pursuant to this Section 8, the Warrantholder shall become entitled to receive any shares of capital stock of the Company other than shares of Common Stock, the number of such other shares so receivable upon exercise of this Warrant shall be subject thereafter to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in this Warrant.

Section 9. Fractional Interest. The Company shall not be required to issue fractions of Warrant Shares upon the exercise of this Warrant. If any fractional share of Common Stock would, except for the provisions of the first sentence of this Section 9, be deliverable upon such exercise, the Company, in lieu of delivering such fractional share, shall pay to the exercising Warrantholder an amount in cash equal to the Market Price of such fractional share of Common Stock on the date of exercise.

Section 10. Extension of Expiration Date. The Expiration Date of this Warrant shall be extended one day for each day of corresponding delay caused by any of the following events; provided, however, that in no event shall the Expiration Date be later than 8 years and 120 days from the Closing Date on which this Warrant was issued: (i) the Company fails to cause any Registration Statement covering Registrable Securities (unless otherwise defined herein, capitalized terms are as defined in the Securities Purchase Agreement relating to the Warrant Shares) to be declared effective prior to the applicable dates set forth in the Securities Purchase Agreement; (ii) a post effective amendment to a Registration Statement is filed; (iii) the issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction in the United States, or the initiation or threatening of any Proceeding for such purpose; and (v) the occurrence of any event or passage of time that makes the financial statements included in a Registration Statement ineligible for inclusion therein or any statement made in such Registration Statement or prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to such Registration Statement, prospectus or other documents so that, in the case of such Registration Statement or the prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

Section 11. Benefits. Except as set forth in Section 18 hereof, nothing in this Warrant shall be construed to give any Person (other than the Company and the Warrantholder) any legal or equitable right, remedy or claim, it being agreed that this Warrant shall be for the sole and exclusive benefit of the Company and the Warrantholder.

Section 12. Notices to Warrantholder. Upon the happening of any event requiring an adjustment of the Warrant Price, the Company shall promptly give written notice thereof to the Warrantholder at the address appearing in the records of the Company, stating the adjusted Warrant Price and the adjusted number of Warrant Shares resulting from such event and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Failure to give such notice to the Warrantholder or any defect therein shall not affect the legality or validity of the subject adjustment.

Section 13. Identity of Transfer Agent. The Transfer Agent for the Common Stock is U.S. Stock Transfer. Upon the appointment of any subsequent transfer agent for the Common

Stock or other shares of the Company’s capital stock issuable upon the exercise of the rights of purchase represented by the Warrant, the Company will mail to the Warrantholder a statement setting forth the name and address of such transfer agent.

Section 14. Notices. Unless otherwise provided, any notice required or permitted under this Warrant shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by telex or facsimile, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, and (iii) if given by mail (whether overnight courier or US mail), then such notice shall be deemed given upon receipt of confirmation of delivery. All notices shall be addressed as follows: if to the Warrantholder, at its address as set forth in the Company’s books and records and, if to the Company, at the address as follows, or at such other address as the Warrantholder or the Company may designate by ten days’ advance written notice to the other:

If to the Company:

Rainmaker Systems, Inc.

900 East Hamilton Avenue, Suite 400

Campbell, California 95008

Attention: Steve Valenzuela

Fax: (408) 626-5439

With a copy to:

White & Case LLP

Four Embarcadero Center

24th Floor

San Francisco, California 94111

Attention: David F. Dedyo, Esq.

Fax: (415) 544-0202

Section 15. Registration Rights. The initial Warrantholder is entitled to the benefit of certain registration rights with respect to the shares of Common Stock issuable upon the exercise of this Warrant as provided in the Securities Purchase Agreement, and any subsequent Warrantholder may be entitled to such rights.

Section 16. Successors. All the covenants and provisions hereof by or for the benefit of the Warrantholder shall bind and inure to the benefit of its respective successors and assigns hereunder.

Section 17. Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Warrant shall be governed by, and construed in accordance with, the internal laws of the State of California, without reference to the choice of law provisions thereof. The Company and, by accepting this Warrant, the Warrantholder, each irrevocably submits to the exclusive jurisdiction of the courts of the State of California located in Santa Clara County and the United States District Court for the Northern District of California for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Warrant and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Warrant. The Company and, by accepting this Warrant, the Warrantholder, each irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. The Company and, by accepting this Warrant, the Warrantholder, each irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE COMPANY AND, BY ITS ACCEPTANCE HEREOF, THE WARRANTHOLDER HEREBY WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS WARRANT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

Section 18. Restriction on Exercise. Notwithstanding anything to the contrary contained herein, this Warrant shall not be exercisable by the holder hereof to the extent (but only to the extent) that, if exercisable by such holder, such holder, any of its affiliates, or any other Person which may be deemed to be acting as a group in concert with such holder or any of its affiliates for the purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, would beneficially own in excess of 4.9% (the “Applicable Percentage”) of the outstanding shares of Common Stock. To the extent the above limitation applies, the determination of whether this Warrant shall be exercisable (vis-a-vis other convertible, exercisable or exchangeable securities owned by such holder) and of which warrants shall be exercisable (as among all warrants owned by such holder) shall, subject to such Applicable Percentage limitation, be determined on the basis of the first submission to the Company for conversion, exercise or exchange (as the case may be). No prior inability to exercise this Warrant pursuant to this Section 18 shall have any effect on the applicability of the provisions of this Section 18 with respect to any subsequent determination of exercisability. For the purposes of this Section 18, beneficial ownership and all determinations and calculations (including, without limitation, with respect to calculations of percentage ownership) shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. The provisions of this Section 18 shall be implemented in a manner otherwise than in strict conformity with the terms this Section 18 to correct this Section 18 (or any portion hereof) which may be defective or inconsistent with the intended Applicable Percentage beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such Applicable Percentage limitation. The limitations contained in this Section 18 shall apply to a successor holder of this Warrant. The holders of Common Stock of the Company shall be third party beneficiaries of this Section 18 and the Company may not waive this Section 18 without the consent of holders of a majority of its Common Stock.

Section 19. No Rights as Stockholder. Prior to the exercise of this Warrant, the Warrantholder shall not have or exercise any rights as a stockholder of the Company by virtue of its ownership of this Warrant.

Section 20. Amendment; Waiver. This Warrant is one of a series of Warrants of like tenor issued to the Investors by the Company pursuant to the Securities Purchase Agreement and initially covering an aggregate of 133,333 shares of Common Stock (collectively, the “Company Warrants”). Any term of this Warrant may be amended or waived (including the adjustment provisions included in Section 8 of this Warrant) upon the written consent of the Company and the Warrantholder.

Section 21. Section Headings. The section headings in this Warrant are for the convenience of the Company and the Warrantholder and in no way alter, modify, amend, limit or restrict the provisions hereof.

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed, as of the ____ day of February, 2006.

RAINMAKER SYSTEMS, INC.

By:
Name: Title:

APPENDIX A

RAINMAKER SYSTEMS, INC.

WARRANT EXERCISE FORM

To Rainmaker Systems, Inc.:

The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant (“Warrant”) for, and to purchase thereunder by the payment of the Warrant Price and surrender of the Warrant,                      shares of Common Stock (“Warrant Shares”) provided for therein, and requests that certificates for the Warrant Shares be issued as follows:

Name Address Federal Tax ID or Social Security No.

and delivered by	(certified mail to the above address), or (electronically (provide DWAC Instructions:___________________), or (other (specify): __________________________________________).

and, if the number of Warrant Shares shall not be all the Warrant Shares purchasable upon exercise of the Warrant, that a new Warrant for the balance of the Warrant Shares purchasable upon exercise of this Warrant be registered in the name of the undersigned Warrantholder or the undersigned’s Assignee as below indicated and delivered to the address stated below.

Dated:                             ,

Note: The signature must correspond with

Signature:

the name of the Warrantholder as written on the first page of the Warrant in every particular, without alteration or enlargement or any change whatever, unless the Warrant has been assigned.	Name (please print) Address Federal Identification or Social Security No.

Appendix A-1

Assignee:

Appendix A-2